                                                                     Exhibit 4.1

                                 AMENDMENT NO. 1
                                     TO THE
                  FOURTH AMENDED AND RESTATED AGENCY AGREEMENT

                                  IN RESPECT OF

                        TOYOTA MOTOR CREDIT CORPORATION'S
                          EURO MEDIUM-TERM NOTE PROGRAM

         This Amendment No. 1, dated September 30, 2003, is made to the Fourth Amended and Restated Agency Agreement, dated October 1, 2002 (the "Agreement"), by and among Toyota Motor Credit Corporation (the "Company"), JPMorgan Chase Bank, as Agent (the "Agent"), and J.P. Morgan Bank Luxembourg S.A., as Paying Agent (the "Paying Agent"), in respect of the Company's Euro Medium-Term Note Program (the "Program"). Except as otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

         WHEREAS, the Company, the Agent and the Paying Agent desire to amend the Agreement to make certain changes to the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

     A. All references to "U.S. $16,000,000,000" in the Agreement, and in Appendix C (Form of Calculation Agency Agreement) and Annex C (Form Letter from Lead Manager/Dealer) to Appendix D (Form of Operating & Administrative Procedures Memorandum) thereto, are hereby amended to read "U.S. $20,000,000,000."

     B. Clause 1 of the Agreement (Definitions and Interpretations) is hereby amended as follows:

          1.   The definition of "Dealer" is amended in its entirety as follows:

                    "Dealer" means each of Merrill Lynch International, BNP Paribas, Credit Suisse First Boston (Europe) Limited, Dresdner Bank Aktiengesellschaft, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited, Nomura International plc, and UBS Limited, and any other entities appointed as dealers from time to time pursuant to the Program Agreement.

          2. The definition of "ISDA Definitions" is amended in its entirety as follows:

                    "ISDA Definitions" means the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, supplemented or updated from time to time.

          3. The definition of "Specified Currency" is amended in its entirety as follows:

                    "Specified Currency" means the currency (which expression shall include euro and other currency units) in which Notes are denominated and, in the case of Dual Currency Notes, the currency or currencies in which payment in respect of the Notes is to be made.

     C. Clause 21(1)(a) of the Agreement is hereby amended in its entirety as follows:

                    so long as any Notes (i) are listed on the London Stock Exchange, there will at all times be a Paying Agent (or the Agent) having a specified office in London; and (ii) are listed on any other Stock Exchange, there will at all times be a Paying Agent in any such location as may be required by the rules and regulations of the relevant Stock Exchange.

     D. Appendix A (Terms and Conditions of the Notes) is hereby replaced in its entirety with Appendix A attached hereto.

     E. Appendix B (Forms of Global and Definitive Notes, Coupons, Receipts and Talons) is hereby amended as follows:

          1. The second paragraph on page B-1--2 of Appendix B-1 (Form of Temporary Global Note of Toyota Motor Credit Corporation) is amended in its entirety as follows:

                    This Temporary Global Note is issued subject to, and with the benefit of, the Conditions and the Fourth Amended and Restated Agency Agreement dated as of October 1, 2002, as amended by Amendment No. 1 dated September 30, 2003 (the "Agency Agreement," which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time), between the Company and JPMorgan Chase Bank (the "Agent") and the other agents named therein; provided, however, that the reference to the Conditions shall mean the Conditions in effect on the date of this Temporary Global Note and shall not be affected by any amendments to the Conditions which occur thereafter.

          2. The first paragraph on page B-1--9 of Schedule Three (Form of Certificate to be Presented by Appropriate Clearing System) of Appendix B-1 (Form of Temporary Global Note of Toyota Motor Credit Corporation) is amended in its entirety as follows:

                    This is to certify that, based solely on certifications we have received in writing, by telex or by electronic transmission satisfying the requirements set forth in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii) from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Agency Agreement, as of the date hereof, [ ] principal amount of above-captioned Securities
                    (i) is owned by persons that are not citizens or residents of the United States, partnerships, corporations or other entities created or organized under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a United States person ("United States persons"),
                    (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and hold the securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf, or through its agent, that we may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or
                    (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder), or (iii) is owned by the United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) (whether or not also described in clauses (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          3. The first paragraph on page B-1--11 of Certificate "A" (Form of Certificate to be Presented to Appropriate Clearing System) of Appendix B-1 (Form of Temporary Global Note of Toyota Motor Credit Corporation) is amended in its entirety as follows:

                    This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not citizens or residents of the United States, partnerships, corporations or other entities created or organized in the United States or under the law of the United States or of any State thereof, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a United States person ("United States persons"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or
                    (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) (whether or not also described in clauses (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          4. The second paragraph on page B-2--2 of Appendix B-2 (Form of Permanent Global Note of Toyota Motor Credit Corporation) is amended in its entirety as follows:

                    This Permanent Global Note is issued subject to, and with the benefit of, the Conditions and the Fourth Amended and Restated Agency Agreement dated as of October 1, 2002, as amended by Amendment No. 1 dated September 30, 2003 (the "Agency Agreement," which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time), between the Company and JPMorgan Chase Bank (the "Agent") and the other agents named therein; provided, however, that the reference to the Conditions shall mean the Conditions in effect on the date of issue of the Temporary Global Note that originally represented this Note and shall not be affected by any amendments to the Conditions which occur thereafter.

          5. The second paragraph on page B-3--2 of Appendix B-3 (Definitive Note of Toyota Motor Credit Corporation) is amended in its entirety as follows:

                    This Note is issued subject to, and with the benefit of, the Conditions and the Fourth Amended and Restated Agency Agreement dated as of October 1, 2002, as amended by Amendment No. 1 dated September 30, 2003 (the "Agency Agreement," which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time), between the Company and JPMorgan Chase Bank (the "Agent") and the other agents named therein; provided, however, that references to the Conditions shall mean the Conditions in effect on the date of issue of the Temporary Global Note that originally represented this Note and shall not be affected by any amendments to the Conditions which occur thereafter.

     F. Appendix C (Form of Calculation Agency Agreement) is hereby amended by replacing Recitals A and B as follows:

               WHEREAS:

               A. The Company has entered into the Fourth Amended and Restated Program Agreement with Merrill Lynch International, BNP Paribas, Credit Suisse First Boston (Europe) Limited, Dresdner Bank Aktiengesellschaft, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited, Nomura International plc, and UBS Limited, dated October 1, 2002, as amended by Amendment No. 1, dated September 30, 2003 (as amended, the "Program Agreement"), under which $20,000,000,000 (or its equivalent in other currencies) in aggregate principal amount of Notes ("Notes") may be outstanding.

               B. The Notes will be issued subject to and with the benefit of the Fourth Amended and Restated Agency Agreement, dated as October 1, 2002, as amended by Amendment No. 1, dated September 30, 2003 (as amended, the "Agency Agreement") among the Company, JPMorgan Chase Bank (the "Agent," which expression shall include its successor or successors for the time being under the Agency Agreement) and J.P. Morgan Bank Luxembourg S.A. (the "Paying Agent," which expression shall include its successor or successors for the time being under the Agency Agreement).

     G. Section 2(2) on page D--1 of Appendix D (Form of Operating & Administrative Procedures Memorandum) is hereby replaced in its entirety as follows:

                    In the case of Notes to be listed on a Stock Exchange, the Listing Agent/Authorized Advisor or Lead Manager will be responsible for ensuring compliance with the Listing Rules and obtaining all necessary approvals for listing the Notes on the relevant Stock Exchange. The Company recognizes with respect to this Clause 2(2) its continuing obligation so long as any Notes under the Program are outstanding to apprise the applicable Dealers of any material adverse change in its consolidated financial position or its business operations.

     H. Annex B (Form of Pricing Supplement) to Appendix D (Form of Operating & Administrative Procedures Memorandum) is hereby replaced in its entirety with Annex B to Appendix D attached hereto.

     I. Annex D (Trading Desk Information) to Appendix D (Form of Operating & Administrative Procedures Memorandum) is hereby replaced in its entirety with Annex D to Appendix D attached hereto.

     J. Appendix E (Form of the Notes) is hereby replaced in its entirety with Appendix E attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


The Company
-----------

TOYOTA MOTOR CREDIT CORPORATION
19001 South Western Avenue
Torrance, California 90509

Telephone:        (310) 468-4001
Fax:              (310) 468-6194

Attention:        Vice President, Treasury



By: /s/ George E. Borst
   -----------------------------------------
Name:  George E. Borst
Title: President and Chief Executive Officer

The Agent
---------

JPMorgan Chase Bank
Trinity Tower
9 Thomas More Street
London E1W 1YT

Telephone:  01202 347430
Fax:        01202 347601
Telex:      8954681 CMB G
Attention:  Manager, Institutional Trust Services


By: /s/ Iain Cardew
   ----------------------------------------------
Name:  Iain Cardew
Title: Assistant Treasurer



The Other Paying Agent
----------------------

J.P. Morgan Bank Luxembourg S.A.
5 Rue Plaetis
L-2338
Luxembourg

Telephone:  00 352 4626 85236
Fax:        00 352 4626 85380
Telex:      1233 CHASE LU
Attention:  Manager, Institutional Trust Services


By: /s/ Iain Cardew
   ----------------------------------------------
Name:  Iain Cardew
Title: Attorney

                                   APPENDIX A

                        TERMS AND CONDITIONS OF THE NOTES

     The following are the Terms and Conditions (the "Terms and Conditions" or the "Conditions") of the Notes issued on or after the date of the Offering Circular which (subject to completion and amendment and to the extent applicable) will be attached to or incorporated by reference into each global Note and will be incorporated by reference or endorsed upon each definitive Note. The applicable Pricing Supplement in relation to any Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement will be endorsed upon, or attached to, each temporary global Note, permanent global Note and definitive Note. Reference should be made to "Form of the Notes" in the Offering Circular dated September 30, 2003 (the "Offering Circular") for the form of Pricing Supplement which will include the definitions of certain terms used in the following Terms and Conditions.

     This Note is one of a Series (as defined below) of Notes (the "Notes," which expression shall mean (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency of the relevant Notes, (ii) definitive Notes issued in exchange (or partial exchange) for a temporary or permanent global Note, and (iii) any global Note) issued subject to, and with the benefit of, a Fourth Amended and Restated Agency Agreement dated as of October 1, 2002, as amended by an Amendment No. 1 dated September 30, 2003 (collectively, the "Agency Agreement"), and made between Toyota Motor Credit Corporation ("TMCC", which reference does not include the subsidiaries of TMCC) and JPMorgan Chase Bank, London Office, as issuing agent and (unless specified otherwise in the applicable Pricing Supplement) principal paying agent and (unless specified otherwise in the applicable Pricing Supplement) as calculation agent (the "Agent", which expression shall include any successor agent or any other Calculation Agent specified in the applicable Pricing Supplement) and the other paying agents named therein (together with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agents).

     Interest-bearing definitive Notes will (unless otherwise indicated in the applicable Pricing Supplement) have interest coupons ("Coupons") and, if indicated in the applicable Pricing Supplement, talons for further Coupons ("Talons") attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in installments will have receipts ("Receipts") for the payment of the installments of principal (other than the final installment) attached on issue. The Notes, Receipts and Coupons have the benefits of certain Credit Support Agreements governed by Japanese law, one between Toyota Motor Corporation ("TMC") and Toyota Financial Services Corporation ("TFS") dated July 14, 2000 and the other between TFS and TMCC, dated October 1, 2000. However, the Credit Support Agreements do not constitute a direct or indirect guarantee by TMC or TFS thereof.

     As used herein, "Series" means all Notes which are denominated in the same currency and which have the same Maturity Date, Interest Basis, Redemption/Payment Basis and Interest Payment Dates (if any) (all as indicated in the applicable Pricing Supplement) and the terms of


                                 Appendix A-1
which (except for the Issue Date or the Interest Commencement Date (as the case may be) and/or the Issue Price (as indicated as aforesaid)) are otherwise identical (including whether or not the Notes are listed) and the expressions "Notes of the relevant Series" and "holders of Notes of the relevant Series" and related expressions shall be construed accordingly. As used herein, "Tranche" means all Notes of the same Series with the same Issue Date and Interest Commencement Date (if applicable).

     The Pricing Supplement applicable to any particular Note or Notes is attached hereto or endorsed hereon and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of such Note or Notes. References herein to the "applicable Pricing Supplement" shall mean the Pricing Supplement attached hereto or endorsed hereon.

     Copies of the Agency Agreement (which contains the form of Pricing Supplement), the Offering Circular and the Pricing Supplement applicable to any particular Note or Notes (if listed) are available for inspection at the specified offices of the Agent and each of the other Paying Agents. The holders of the Notes (the "Noteholders"), which expression shall, in relation to any Notes represented by a global Note, be construed as provided in Condition 1, the holders of the Coupons (the "Couponholders") and the holders of Receipts (the "Receiptholders") are deemed to have notice of the Agency Agreement, the applicable Pricing Supplement and the Offering Circular, and are entitled to the benefit of all the provisions of the Agency Agreement and the applicable Pricing Supplement, which are binding on them.

     A temporary or permanent global Note will be exchangeable in whole, but not in part, for security printed definitive Notes with, where applicable, Receipts, Coupons and Talons attached not earlier than the date (the "Exchange Date") which is 40 days after completion of the distribution of the relevant Tranche, provided that certification of non-U.S. beneficial ownership has been received:
(i) at the option of TMCC; (ii) unless stated otherwise in the applicable Pricing Supplement, at the option of holders of an interest in the temporary or permanent global Note upon such notice as is specified in the applicable Pricing Supplement from Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme, ("Clearstream, Luxembourg") (as the case may be) acting on instructions of the holders of interest in the temporary or permanent global Note and/or subject to the payment of costs in connection with the printing and distribution of the definitive Notes, if specified in the applicable Pricing Supplement; (iii) if, after the occurrence of an Event of Default, holders representing at least a majority of the outstanding principal amount of the Notes of a Series, acting together as a single class, advise the Agent through Euroclear and Clearstream, Luxembourg that they wish to receive definitive Notes; or (iv) Euroclear, Clearstream, Luxembourg and any other relevant clearance system for the temporary or permanent global Note are all no longer willing or able to discharge properly their responsibilities with respect to such Notes and the Agent and TMCC are unable to locate a qualified successor.

     Words and expressions defined in the Agency Agreement, defined elsewhere in the Offering Circular or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated


                                 Appendix A-2
and provided that, in the event of inconsistency between the Agency Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.


1.   FORM, DENOMINATION AND TITLE

     The Notes in this Series are in bearer form and, in the case of definitive Notes, serially numbered in the Specified Currency (or Currencies in the case of Dual Currency Notes) and in the Specified Denomination(s) specified in the applicable Pricing Supplement.

     This Note may be a Note bearing interest on a fixed rate basis ("Fixed Rate Note"), a Note bearing interest on a floating rate basis ("Floating Rate Note"), a Note issued on a non-interest bearing basis ("Zero Coupon Note"), a Note with respect to which interest is calculated by reference to an index and/or a formula ("Index Linked Interest Note") or any combination of the foregoing, depending upon the Interest Basis specified in the applicable Pricing Supplement. This Note may be a Note with respect to which principal is calculated by reference to an index and/or a formula ("Index Linked Redemption Note"), a Note redeemable in installments ("Installment Note"), a Note with respect to which principal and/or interest is payable in one or more Specified Currencies other than the Specified Currency in which it is denominated ("Dual Currency Note"), a Note which is issued on a partly paid basis ("Partly Paid Note") or a combination of any of the foregoing, depending on the Redemption/Payment Basis shown in the applicable Pricing Supplement. (Where appropriate in the context, "Index Linked Interest Notes" and "Index Linked Redemption Notes" are referred to collectively as "Index Linked Notes".) The appropriate provisions of these Terms and Conditions will apply accordingly.

     Notes in definitive form are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to interest (other than interest due after the Maturity Date), Coupons and Couponholders in these Terms and Conditions are not applicable. Wherever Dual Currency Notes or Index Linked Notes are issued to bear interest on a fixed or floating rate basis or on a non-interest bearing basis, the provisions in these Terms and Conditions relating to Fixed Rate Notes, Floating Rate Notes and Zero Coupon Notes, respectively, shall, where the context so admits, apply to such Dual Currency Notes or Index Linked Notes.

     Except as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The holder of each Coupon or Receipt, whether or not such Coupon or Receipt is attached to a Note, in his capacity as such, shall be subject to and bound by all the provisions contained in the relevant Note. TMCC and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice to the contrary, including any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next succeeding paragraph.

     For so long as any of the Notes are represented by a global Note, each person who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular principal amount of Notes other than a clearing agency (including Clearstream, Luxembourg and Euroclear) that is itself an account holder of Clearstream, Luxembourg or Euroclear (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated


                                  Appendix A-3
by TMCC, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal (including premium (if any)) or interest on the Notes, the right to which shall be vested, as against TMCC, the Agent and any other Paying Agent solely in the bearer of the relevant global Note in accordance with and subject to its terms (and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly). Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg, as the case may be.

     Any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by TMCC and the Agent.

     If the Specified Currency of this Note is a currency of one of the member states of the European Union which has not adopted the euro, and if specified in the applicable Pricing Supplement, this Note shall permit redenomination and exchange (as referenced in Condition 17 below or in such other manner as set forth in the applicable Pricing Supplement) at the option of TMCC.


2.   STATUS OF THE NOTES AND THE CREDIT SUPPORT AGREEMENTS

     The Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of TMCC from time to time outstanding. Holders of the Notes, Receipts and Coupons have the benefits of the Credit Support Agreements governed by Japanese law, one between TMC and TFS dated July 14, 2000 and the other between TFS and TMCC dated October 1, 2000.


3.   FURTHER ISSUES

     If indicated in the applicable Pricing Supplement, TMCC may from time to time, without the consent of the holders of Notes, Receipts or Coupons of a Series, create and issue further Notes of the same Series having the same terms and conditions as the Notes (or the same terms and conditions save for the first payment of interest thereon and the Issue Date thereof) so that the same shall be consolidated and form a single Series with the outstanding Notes and references in the Conditions to "Notes" shall be construed accordingly.


4.   INTEREST

(a) INTEREST ON FIXED RATE NOTES AND BUSINESS DAY CONVENTION FOR NOTES OTHER THAN FLOATING RATE NOTES AND INDEX LINKED INTEREST NOTES

     Each Fixed Rate Note bears interest on its outstanding nominal amount (or if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date which is specified in the applicable Pricing Supplement (or the Issue Date, if no Interest Commencement Date is separately specified) to but excluding the Maturity Date specified in the applicable Pricing Supplement at the rate(s) per annum equal to the Fixed Rate(s) of Interest specified in the applicable Pricing Supplement payable in arrears on the Interest Payment Date(s) in each year and on the Maturity Date so specified if it does not fall on an Interest Payment Date. Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on such date will amount to the


                                  Appendix A-4

Fixed Coupon Amount as specified in the applicable Pricing Supplement. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount(s) so specified. As used in these Conditions, "Fixed Interest Period" means the period from (and including) an Interest Payment Date (or the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next (or first) Interest Payment Date or Maturity Date.

     Unless specified otherwise in the applicable Pricing Supplement, the "Following Business Day Convention" will apply to the payment of all Notes other than Floating Rate Notes or Index Linked Interest Notes, meaning that if the Interest Payment Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due. If the "Modified Following Business Day Convention" is specified in the applicable Pricing Supplement for any Note (other than a Floating Rate Note or an Index Linked Interest Note), it shall mean that if the Interest Payment Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due unless it would thereby fall into the next calendar month in which event the full amount of payment shall be made on the immediately preceding Business Day as if made on the day such payment was due. Unless specified otherwise in the applicable Pricing Supplement, the amount of interest due shall not be changed if payment is made on a day other than an Interest Payment Date or the Maturity Date as a result of the application of a Business Day Convention specified above or other Business Day Convention specified in the applicable Pricing Supplement.

     If interest is required to be calculated for a period ending other than on an Interest Payment Date (which for this purpose shall not include a period where a payment is made on a day other than an Interest Payment Date or the Maturity Date as a result of the application of a Business Day Convention as provided in the immediately preceding paragraph, unless specified otherwise in the applicable Pricing Supplement), such interest shall be calculated by applying the Fixed Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Fixed Day Count Fraction or other Day Count Fraction specified in the Pricing Supplement, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

     In these Conditions, "Fixed Day Count Fraction" means:

     (1) if "Actual/Actual (ISMA)" is specified in the applicable Pricing Supplement, the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to but excluding the relevant payment date divided by (x) in the case of Notes where interest is scheduled to be paid only by means of regular annual payments, the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to but excluding the next scheduled Interest Payment Date or (y) in the case of Notes where interest is scheduled to be paid other than only by means of regular annual payments, the product of the number of


                                  Appendix A-5
          days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to but excluding the next scheduled Interest Payment Date and the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year;

     (2) if "Actual/Actual (ISDA)" is specified in the applicable Pricing Supplement, the actual number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to but excluding the next scheduled Interest Payment Date divided by 365 (or, if any portion of that period falls in a leap year, the sum of (x) the actual number of days in that portion of the period falling in a leap year divided by 366; and (y) the actual number of days in that portion of the period falling in a non-leap year divided by 365); and

     (3) if "30/360" is specified in the applicable Pricing Supplement, the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to but excluding the next scheduled Interest Payment Date (such number of days being calculated on the basis of 12 30-day months) divided by 360 and, in the case of an incomplete month, the number of days elapsed; and

"sub-unit" means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.


(b)  INTEREST ON FLOATING RATE NOTES AND INDEX LINKED INTEREST NOTES

     (i) Interest Payment Dates

     Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date specified in the applicable Pricing Supplement (or the Issue Date, if no Interest Commencement Date is separately specified) and, unless specified otherwise in the applicable Pricing Supplement, such interest will be payable in arrears on the Maturity Date and on either:

     (A) the Specified Interest Payment Date(s) (each, together with the Maturity Date, an "Interest Payment Date") in each year specified in the applicable Pricing Supplement; or

     (B) if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each, together with the Maturity Date, an "Interest Payment Date") which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date or Issue Date, as applicable.

     Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or


                                  Appendix A-6
the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next (or first) Interest Payment Date).

     If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day (as defined below), then, if the Business Day Convention specified is:

     (1) in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of
          (B) below in this subparagraph (1) shall apply mutatis mutandis or
          (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

     (2) the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

     (3) the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or (4) the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

     (4) the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

     If the accrual periods for calculating the amount of interest due on any Interest Payment Date are not to be changed even though an Interest Payment Date is changed because the originally scheduled Interest Payment Date falls on a day which is not a Business Day (as defined below), this will be specified in the Pricing Supplement by the notation "no adjustment for period end dates."

     In these Conditions, "Business Day" means (unless otherwise stated in the applicable Pricing Supplement) a day which is both:

     (A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and any other Applicable Business Center specified in the applicable Pricing Supplement; and

     (B) either (1) in relation to Notes denominated in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than London and any other Applicable Business Center specified in


                                  Appendix A-7
          the applicable Pricing Supplement), or (2) in relation to Notes denominated in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the "TARGET system") is open. Unless otherwise provided in the applicable Pricing Supplement, the principal financial center of any country for the purpose of these Terms and Conditions shall be as provided in the 2000 ISDA Definitions, (each as published by the International Swaps and Derivatives Association, Inc.), as amended and updated as of the first Issue Date of the Notes of this Series (the "ISDA Definitions") (except in the case of New Zealand and Australia, where the principal financial center will be as specified in the Pricing Supplement).

     (ii) Rate of Interest

     The Rate of Interest payable from time to time in respect of each Series of Floating Rate Notes and Index Linked Interest Notes shall be determined in the manner specified in the applicable Pricing Supplement.

     (iii) ISDA Determination

     (A) Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any) as determined by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement). For the purposes of this sub-paragraph (A), "ISDA Rate" for an Interest Period means a rate equal to the Floating Rate that would be determined under an interest rate swap transaction for that swap transaction under the terms of an agreement (regardless of any event of default or termination event thereunder) incorporating the ISDA Definitions with the holder of the relevant Note and under which:

          (1) the manner in which the Rate of Interest is to be determined is the "Floating Rate Option" as specified in the applicable Pricing Supplement;

          (2)  TMCC is the "Floating Rate Payer";

          (3) the Agent or other person specified in the applicable Pricing Supplement is the "Calculation Agent";

          (4)  the Interest Commencement Date is the "Effective Date";

          (5) the aggregate principal amount of the Series is the "Notional Amount";

          (6) the relevant Interest Period is the "Designated Maturity" as specified in the applicable Pricing Supplement;

          (7) the Interest Payment Dates are the "Floating Rate Payer Payment Dates";

          (8)  the Margin is the "Spread";

          (9) the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate ("LIBOR") or on the Euro-zone inter-bank offered rate ("EURIBOR") for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement; and

          (10) all other terms are as specified in the applicable Pricing Supplement.


                                  Appendix A-8

     (B) When Condition 4(b)(iii)(A) applies, with respect to each relevant Interest Payment Date:

          (1) the amount of interest determined for such Interest Payment Date shall be the Interest Amount for the relevant Interest Period for the purposes of these Terms and Conditions as though calculated under Condition 4(b)(vi) below; and

          (2) (i) "Floating Rate", "Floating Rate Option", "Floating Rate Payer", "Effective Date", "Notional Amount", "Floating Rate Payer Payment Dates", "Spread", "Calculation Agent", "Designated Maturity" and "Reset Date" have the meanings given to those terms in the ISDA Definitions; and (ii) "Euro-zone" means the region comprised of Member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union (the "Treaty").

     (iv) Screen Determination

     Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

     (x) the offered quotation; or

     (y) the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum), for the Reference Rate (as specified in the applicable Pricing Supplement) which appears or appear, as the case may be, on the Relevant Screen Page (as set forth in the applicable Pricing Supplement) as at 11:00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date (as defined below) in question plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement). Unless specified otherwise in the applicable Pricing Supplement, if five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations. In addition:

     (A)  if, in the case of (x) above, no such rate appears or, in the case of
          (y) above, fewer than two of such offered rates appear at such time or if the offered rate or rates which appears or appear, as the case may be, as at such time do not apply to a period of a duration equal to the relevant Interest Period, the Rate of Interest for such Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Pricing Supplement, be the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations (expressed as a percentage rate per annum), of which the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) is advised by all Reference Banks (as defined below) as at 11:00 a.m. (London time) on the Interest Determination Date plus or minus (as specified in the applicable Pricing Supplement)



                                  Appendix A-9
          the Margin (if any), all as determined by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement);

     (B) except as otherwise indicated in the applicable Pricing Supplement, if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies two or three only of the Reference Banks advise the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) of such offered quotations, the Rate of Interest for the next Interest Period shall, subject as provided below, be determined as in Condition 4(b)(iv)(A) on the basis of the rates of those Reference Banks advising such offered quotations;

     (C) except as otherwise indicated in the applicable Pricing Supplement, if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies one only or none of the Reference Banks advises the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Pricing Supplement, be whichever is the higher of:

          (1) the Rate of Interest in effect for the last preceding Interest Period to which Condition 4(b)(iv)(A) shall have applied (plus or minus (as specified in the applicable Pricing Supplement), where a different Margin is to be applied to the next Interest Period than that which applied to the last preceding Interest Period, the Margin relating to the next Interest Period in place of the Margin relating to the last preceding Interest Period); or

          (2) the reserve interest rate (the "Reserve Interest Rate") which shall be the rate per annum which the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) determines to be either (x) the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the lending rates for the Specified Currency which banks selected by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London, unless specified otherwise in the applicable Pricing Supplement) are quoting on the relevant Interest Determination Date for the next Interest Period to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement), being so made plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), or (y) in the event that the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) can determine no such arithmetic mean, the lowest lending rate for the Specified Currency which banks selected by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London, unless specified otherwise in the applicable Pricing Supplement) are quoting on such Interest Determination Date to leading European banks for the next Interest Period plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), provided that


                                 Appendix A-10
               if the banks selected as aforesaid by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (1) above;

     (D) the expression "Reference Screen Page" means such page, whatever its designation, on which the Reference Rate that is for the time being displayed on the Reuters Monitor Money Rates Service or Dow Jones Markets Limited or other such service, as specified in the applicable Pricing Supplement;

     (E) unless otherwise specified in the applicable Pricing Supplement, the Reference Banks will be the principal London offices of JPMorgan Chase Bank, National Westminster Bank PLC, UBS Limited and The Bank of Tokyo-Mitsubishi International PLC. TMCC shall procure that, so long as any Floating Rate Note or Index Linked Interest Note to which Condition 4(b)(iv)(A) is applicable remains outstanding, in the case of any bank being unable or unwilling to continue to act as a Reference Bank, TMCC shall specify the London office of some other leading bank engaged in the eurodollar market to act as such in its place;

     (F) the expression "Interest Determination Date" means, unless otherwise specified in the applicable Pricing Supplement, (x) other than in the case of Condition 4(b)(iv)(A), with respect to Notes denominated in any Specified Currency other than Sterling or euro, the second Banking Day in London prior to the commencement of the relevant Interest Period and, in the case of Condition 4(b)(iv)(A), the second Banking Day in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London) prior to the commencement of the relevant Interest Period; (y) with respect to Notes denominated in Sterling, the first Banking Day in London of the relevant Interest Period; and (z) with respect to Notes denominated in euro, the second day on which the TARGET system is open prior to the commencement of the relevant Interest Period.

     (G) the expression "Banking Day" means, in respect of any place, any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that place or, as the case may be, as indicated in the applicable Pricing Supplement; and

     (H) if the Reference Rate from time to time in respect of Floating Rate Notes or Index Linked Interest Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR, any additional provisions relevant in determining the Rate of Interest in respect of such Notes will be set forth in the applicable Pricing Supplement.

     (v) Minimum and/or maximum Rate of Interest

     If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then in no event shall the Rate of Interest for such Interest Period be less than such Minimum Rate of Interest. If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then in no event shall the Rate of Interest for such Interest Period be greater than such Maximum Rate of Interest.

     (vi) Determination of Rate of Interest and calculation of Interest Amount


                                 Appendix A-11

     The Agent (or, if the Agent is not the Calculation Agent, the Calculation Agent specified in the applicable Pricing Supplement) will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest (subject to any Minimum or Maximum Rate of Interest specified in the applicable Pricing Supplement) and calculate the amount of interest (the "Interest Amount") payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such product by the applicable Day Count Fraction, as specified in the applicable Pricing Supplement, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any sub-unit being rounded upwards or otherwise in accordance with applicable market convention or as specified in the applicable Pricing Supplement.

     "Day Count Fraction" means, in respect of the calculation of an amount of interest for any Interest Period:

          (i) if "Actual/365" or "Actual/Actual" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

          (ii) if "Actual/365 (Fixed)" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

          (iii) if "Actual/360" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

          (iv) if "30/360", "360/360" or "Bond Basis" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day in the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month);

          (v) if "30E/360" or "Eurobond Basis" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of an Interest Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); and

          (vi) if "Sterling/FRN" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366.


                                 Appendix A-12

     (vii) Notification of Rate of Interest and Interest Amount

     The Agent will notify or cause to be notified TMCC and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are listed of the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date and will cause the same to be published in accordance with Condition 16 as soon as possible after their determination but in no event later than the fourth London Business Day after their determination. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without publication as aforesaid or prior notice in the event of an extension or shortening of the Interest Period in accordance with the provisions hereof. Each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed will be promptly notified of any such amendment. For the purposes of this subparagraph (vii), the expression "London Business Day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

     (viii) Certificates to be final

     All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this paragraph (b), whether by the Agent or other Calculation Agent, shall (in the absence of willful default, bad faith or manifest error) be binding on TMCC, the Agent, the Calculation Agent the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to TMCC, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

     (ix) Limitations on Interest

     In addition to any Maximum Rate of Interest which may be applicable to any Floating Rate Note or Index Linked Interest Notes pursuant to Condition 4(b)(v) above, the interest rate on Floating Rate Notes or Index Linked Interest Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.


(c)  INDEX LINKED NOTES AND DUAL CURRENCY NOTES

     In the case of Index Linked Notes or Dual Currency Notes, if the Rate of Interest or Interest Amount cannot be determined by reference to an index and/or a formula or, as the case may be, an exchange rate, such Rate of Interest or Interest Amount payable shall be determined in the manner specified in the applicable Pricing Supplement.


(d)  ZERO COUPON NOTES

     When a Zero Coupon Note becomes due and repayable prior to the Maturity Date and is not paid when due, the amount due and repayable shall be the Amortized Face Amount of such Note as determined in accordance with Condition 5(f)(iii). As from the Maturity Date, any overdue principal of such Note shall bear interest at a rate per annum equal to the Accrual Yield set forth in the applicable Pricing Supplement.


                                 Appendix A-13

(e)  PARTLY PAID NOTES

     In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.


(f)  ACCRUAL OF INTEREST

     Each Note (or in the case of the redemption in part only of a Note, such part to be redeemed) will cease to bear interest (if any) from the due date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the holder of such Note; and (ii) the day on which the Agent has notified the holder thereof (either in accordance with Condition 16 or individually) of receipt of all sums due in respect thereof up to that date.


5. REDEMPTION AND PURCHASE

(a)  AT MATURITY

     Unless otherwise indicated in the applicable Pricing Supplement and unless previously redeemed or purchased and cancelled as specified below, Notes will be redeemed by TMCC at their Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date specified in the applicable Pricing Supplement.


(b) REDEMPTION FOR TAX REASONS

     TMCC may redeem the Notes of this Series as a whole but not in part at any time at their Early Redemption Amount, together, if appropriate, with accrued interest to but excluding the date fixed for redemption, if TMCC shall determine that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States of America or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of such laws, regulations or rulings, which amendment or change is effective on or after the latest Issue Date of the Notes of this Series, TMCC would be required to pay Additional Amounts, as provided in Condition 9, on the occasion of the next payment due in respect of the Notes of this Series.

     The Notes of this Series are also subject to redemption as a whole but not in part in the other circumstances described in Condition 9.

     Notice of intention to redeem Notes will be given at least once in accordance with Condition 16 not less than 30 days nor more than 60 days prior to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect. From and after any redemption date, if monies for the redemption of Notes shall have been made available for redemption on such redemption date, such Notes shall cease to bear interest, if applicable, and the only right of the holders of such Notes and any Receipts or Coupons appertaining thereto shall be to receive


                                 Appendix A-14
payment of the Early Redemption Amount and, if appropriate, all unpaid interest accrued to such redemption date.


(c)  PRICING SUPPLEMENT

     The Pricing Supplement applicable to the Notes of this Series shall indicate either:

     (i) that the Notes of this Series cannot be redeemed prior to their Maturity Date (except as otherwise provided in paragraph (b) above and in Condition 13); or

     (ii) that such Notes will be redeemable at the option of TMCC and/or the holders of the Notes prior to such Maturity Date in accordance with the provisions of paragraphs (d) and/or (e) below on the date or dates and at the amount or amounts indicated in the applicable Pricing Supplement.


(d)  REDEMPTION AT THE OPTION OF TMCC

     If so specified in the applicable Pricing Supplement, TMCC may, having given:

     (i) not more than 60 nor less than 30 days notice to the holders of the Notes of this Series in accordance with Condition 16, or such other notice as is specified in the applicable Pricing Supplement; and

     (ii) not less than 5 days before the date the notice referred to in (i) is required to be given (or such other notice as is specified in the applicable Pricing Supplement), notice to the Agent;

(which notices shall be irrevocable), repay all or some only of the Notes of this Series then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) indicated in the applicable Pricing Supplement together, if appropriate, with accrued interest. In the event of a redemption of some only of such Notes of this Series, such redemption must be for an amount being the Minimum Redemption Amount or a Maximum Redemption Amount, as indicated in the applicable Pricing Supplement. In the case of a partial redemption of definitive Notes of this Series, the Notes of this Series to be repaid will be selected individually by lot not more than 60 days prior to the date fixed for redemption and a list of the Notes of this Series called for redemption will be published in accordance with Condition 16 not less than 30 days prior to such date, or such other period as is specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes which are represented by a global Note, the relevant Notes will be redeemed in accordance with the rules of Euroclear and/or Clearstream, Luxembourg. Unless specified otherwise in the applicable Pricing Supplement, if an Optional Redemption Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i)), it shall be subject to adjustment in accordance with the Business Day Convention applicable to the Notes or such other Business Day Convention specified in the applicable Pricing Supplement.


(e)  REDEMPTION AT THE OPTION OF THE NOTEHOLDERS

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to repayment at the option of the Noteholders. The term of any such option shall be set forth in the applicable Pricing Supplement.


                                 Appendix A-15

(f)  EARLY REDEMPTION AMOUNTS

     For the purposes of paragraph (b) above and Condition 13, Notes will be redeemed at an amount (the "Early Redemption Amount") calculated as follows:

    (i) in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

    (ii) in the case of Notes (other than Zero Coupon Notes) with a Final Redemption Amount which is or may be greater or less than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount set out in, or determined in the manner set out in, the applicable Pricing Supplement or, if no such amount or manner is set out in the applicable Pricing Supplement, at their nominal amount; or

    (iii) in the case of Zero Coupon Notes, at an amount (the "Amortized Face Amount") equal to:

          (A) the sum of (x) the Reference Price specified in the applicable Pricing Supplement and (y) the product of the Accrual Yield specified in the applicable Pricing Supplement (compounded annually) being applied to the Reference Price from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable; or

          (B) if the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (b) above or upon its becoming due and repayable as provided in Condition 13 is not paid or available for payment when due, the amount due and repayable in respect of such Zero Coupon Note shall be the Amortized Face Amount of such Zero Coupon Note calculated as provided above as though the references in sub-paragraph (A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the "Reference Date") which is the earlier of:

               (1) the date on which all amounts due in respect of the Note have been paid; and

               (2) the date on which the full amount of the moneys repayable has been received by the Agent and notice to that effect has been given in accordance with Condition 16.

     The calculation of the Amortized Face Amount in accordance with this sub-paragraph (B) will continue to be made, after as well as before judgment, until the Reference Date unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the nominal amount of such Note together with interest at a rate per annum equal to the Accrual Yield.

     Unless specified otherwise in the applicable Pricing Supplement, where any such calculation is to be made for a period which is not a whole number of years, it shall be made (I) in the case of a Zero Coupon Note other than a Zero Coupon Note payable in euro, on the basis of a 360-day year consisting of 12 months of 30 days each (or 365/366 days in the case of Notes denominated in Sterling) and, in the case of an incomplete month, the number of days elapsed or
(II) in the


                                 Appendix A-16
case of a Zero Coupon Note payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365) or (in either case) on such other calculation basis as may be specified in the applicable Pricing Supplement.


(g)  INSTALLMENTS

     Any Note which is repayable in installments will be redeemed in the Installment Amounts and on the Installment Dates specified in the applicable Pricing Supplement.


(h)  PARTLY PAID NOTES

     If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, early redemption or otherwise in accordance with the provisions of this Condition 5 as amended or varied by the applicable Pricing Supplement.


(i)  PURCHASES

     TMCC may at any time purchase or otherwise acquire Notes in the open market or otherwise at any price. If purchases are made by tender, tenders must be available to all holders of Notes of a Series alike.


(j)  CANCELLATION, RESALE OR REISSUANCE AT THE OPTION OF TMCC

     All Notes redeemed shall be, and all Notes purchased or otherwise acquired as aforesaid (together, in the case of definitive Notes, with all unmatured Coupons or Receipts attached thereto or purchased or acquired therewith) may, at the option of TMCC, either be (i) resold or reissued, or held by TMCC for subsequent resale or reissuance, or (ii) cancelled, in which event such Notes, Receipts and Coupons may not be resold or reissued.


6.  PAYMENTS

(a)  METHOD OF PAYMENT

     Subject as provided below, payments in a currency other than euro will be made by transfer to an account in the Specified Currency (which, in the case of a payment in Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or by a check in the Specified Currency drawn on, a bank (which, in the case of a payment in Yen to a non-resident of Japan, shall be an authorized foreign exchange bank) in the principal financial center of the country of such Specified Currency (which, if Australian dollars, shall be Sydney and if New Zealand dollars, shall be Auckland).

     Payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or by euro check.

     Notwithstanding the above provisions of this Condition 6(a), a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States of America or its possessions by any office or agency of TMCC, the Agent or any Paying Agent, except as provided in Condition 6(b). Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.


                                 Appendix A-17

(b)  PRESENTATION OF NOTES, RECEIPTS, COUPONS AND TALONS

     Payments of principal in respect of definitive Notes will (subject as provided below) be made in the Specified Currency in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of definitive Notes and payments of interest in respect of the definitive Notes will (subject as provided below) be made in the Specified Currency in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States of America and its possessions.

     In the case of definitive Notes, payments of principal with respect to installments (if any), other than the final installment, will (subject as provided below) be made in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of the relevant Receipt. Each Receipt must be presented for payment of the relevant installment together with the relevant definitive Note against which the amount will be payable with respect to that installment. If any definitive Note is redeemed or becomes repayable prior to the stated Maturity Date, principal will be payable in the manner provided in paragraph (a) on presentation and surrender of such definitive Note together with all unmatured Receipts appertaining thereto. Receipts presented without the definitive Note to which they appertain and unmatured Receipts do not constitute valid obligations of TMCC. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) appertaining thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

     Upon the date on which any Fixed Rate Notes in definitive form (other than Dual Currency Notes or Index Linked Notes) become due and repayable, such Notes should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons to be issued on exchange of matured Talons) failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the aggregate amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Unless otherwise specified in the applicable Pricing Supplement, each amount of principal so deducted will be paid in the manner mentioned above against surrender of the related missing Coupon at any time before the expiry of five years after the Relevant Date (as defined in Condition 15) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 15). Upon any Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

     Upon the date on which any Floating Rate Note, Dual Currency Note or Index Linked Note in definitive form becomes due and repayable, all unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons, shall be made in respect thereof.

     If the due date for redemption of any Note in definitive form is not an Interest Payment Date, interest (if any) accrued with respect to such Note from and including the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date or Issue Date (as applicable) shall be payable only against surrender of the relevant definitive Note.


                                 Appendix A-18

     Payments of principal and interest (if any) in respect of Notes of this Series represented by any global Note will (subject as provided below) be made in the manner specified above and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such global Note at the specified office of any Paying Agent located outside the United States except as provided below. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note by the Agent and such record shall be prima facie evidence that the payment in question has been made.

     The holder of the relevant global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and TMCC will be discharged by payment to, or to the order of, the holder of such global Note with respect to each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes must look solely to Euroclear and/or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by TMCC to, or to the order of, the holder of the relevant global Note. No person other than the holder of the relevant global Note shall have any claim against TMCC in respect of payments due on that global Note.

     Notwithstanding the foregoing, payments in respect of the Notes denominated in U.S. dollars will only be made at the specified office of a Paying Agent in the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction) if:

           (i) TMCC has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment at such specified offices outside the United States of the full amount owing in respect of the Notes in the manner provided above when due;

           (ii) payment of the full amount owing in respect of the Notes at such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

           (iii) such payment is then permitted under United States law without involving, in the opinion of TMCC, adverse tax consequences to TMCC.


(c)  PAYMENT BUSINESS DAY

     Unless specified otherwise in the applicable Pricing Supplement, if the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Business Day in a place of presentation, the holder thereof shall not be entitled to payment until the next following Payment Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Pricing Supplement, "Payment Business Day" means any day which is:

     (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

          (A)  the relevant place of presentation;


                                 Appendix A-19

          (B)  London; and

          (C) any other Applicable Business Center specified in the applicable Pricing Supplement; and

     (ii) either (A) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than the place of presentation, London and any other Applicable Business Center and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively, unless specified otherwise in the applicable Pricing Supplement) or (B) in relation to any sum payable in euro, a day on which the TARGET system is open.


(d)  INTERPRETATION OF PRINCIPAL AND INTEREST

     Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

     (i) any Additional Amounts which may be payable under Condition 9 in respect of principal;

     (ii)  the Final Redemption Amount of the Notes;

     (iii) the Early Redemption Amount of the Notes;

     (iv) in relation to Notes redeemable in installments, the Installment Amounts;

     (v) any premium and any other amounts which may be payable under or in respect of the Notes;

     (vi)  in relation to Zero Coupon Notes, the
           Amortized Face Amount; and

     (vii) the Optional Redemption Amount(s) (if any) of the Notes.

     Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable under Condition 9, except as provided in clause (i) above.


7.   AGENT AND PAYING AGENTS

     The names of the initial Agent and the other initial Paying Agent and their initial specified offices are set out on the inside back cover page of the Offering Circular. In acting under the Agency Agreement, the Agent and the Paying Agents will act solely as agents of TMCC and do not assume any obligations or relationships of agency or trust to or with the Noteholders, Receiptholders or Couponholders, except that (without affecting the obligations of TMCC to the Noteholders, Receiptholders and Couponholders to repay Notes and pay interest thereon) funds received by the Agent for the payment of the principal of or interest on the Notes shall be held in trust by it for the Noteholders and/or Receiptholders and/or Couponholders until the expiration of the relevant period of prescription under Condition 15. TMCC agrees to perform and observe the obligations imposed upon it under the Agency Agreement and to use its best efforts to cause the Agent and the Paying Agents to perform and observe the obligations imposed upon them under the Agency Agreement. The Agency Agreement contains provisions for the indemnification of the Agent and the Paying Agents and for relief from responsibility in certain


                                 Appendix A-20
circumstances, and entitles any of them to enter into business transactions with TMCC without being liable to account to the Noteholders, Receiptholders or the Couponholders for any resulting profit.

     TMCC is entitled to vary or terminate the appointment of any Paying Agent or any other Paying Agent appointed under the terms of the Agency Agreement and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

    (i) so long as the Notes of this Series are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in each location required by the rules and regulations of the relevant stock exchange or listing authority;

    (ii) there will at all times be a Paying Agent with a specified office in a city approved by the Agent in continental Europe;

    (iii) there will at all times be an Agent; and

    (iv) if any tax, assessment or other governmental charge required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced to conform to, such Directive, TMCC will ensure that it maintains, if possible, a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to any such Directive or law.

     In addition, with respect to Notes denominated in U.S. dollars, TMCC shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days prior notice thereof shall have been given to the Agent and the Noteholders in accordance with Condition 16.


8.   EXCHANGE OF TALONS

     On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to, and including, the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 15. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.


9.   PAYMENT OF ADDITIONAL AMOUNTS

     TMCC will, subject to certain limitations and exceptions (set forth below), pay to a Noteholder, Receiptholder or Couponholder who is a United States Alien (as defined below) such amounts ("Additional Amounts") as may be necessary so that every net payment of


                                 Appendix A-21
principal or interest in respect of the Notes, Receipts or Coupons, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge ("Tax") imposed upon such Noteholder, Receiptholder or Couponholder, or by reason of the making of such payment, by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in the Notes, Receipts or Coupons. However, TMCC shall not be required to make any payment of Additional Amounts for or on account of:

          (a) any Tax which would not have been imposed but for (i) the existence of any present or former connection between such Noteholder, Receiptholder or Couponholder or any beneficial owner of a Note, Receipt, or Coupon (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Noteholder, Receiptholder, Couponholder or beneficial owner, if such Noteholder, Receiptholder, Couponholder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) such Noteholder's, Receiptholder's, Cou-ponholder's or beneficial owner's past or present status as a personal holding company, passive foreign investment company, foreign personal holding company, controlled foreign corporation or a private foundation (as those terms are defined for United States tax purposes) or as a corporation which accumulates earnings to avoid United States federal income tax;

          (b) any estate, inheritance, gift, sales, transfer, personal property or similar Tax;

          (c) any Tax that would not have been so imposed but for the presentation of a Note, Receipt or Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (d) any Tax which is payable otherwise than by withholding from payments of principal or interest in respect of the Notes, Receipts or Coupons;

          (e) any Tax imposed on interest received by (i) a 10% shareholder of TMCC within the meaning of Internal Revenue Code Section 871(h)(3)(b) or
     Section 881(c)(3)(b) or (ii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (f) any Tax required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, if such payment can be made without such withholding or deduction by any other Paying Agent with respect to the Notes;

          (g) any Tax which would not have been imposed but for the failure to comply with certification, information, documentation, or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Noteholder, Receiptholder or Couponholder or of the beneficial owner of such Note, Receipt or Coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such Tax;


                                 Appendix A-22

          (h) any Tax required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced to conform to, such Directive; or

          (i) any combination of items (a), (b), (c), (d), (e), (f), (g) and (h) above;

     nor shall Additional Amounts be paid to any Noteholder, Receiptholder or Couponholder who is a fiduciary or partnership or other than the sole beneficial owner of the Note, Receipt or Coupon to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note, Receipt or Coupon would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note, Receipt or Coupon.

     The term "United States Alien" means any corporation, individual, fiduciary or partnership that for United States federal income tax purposes is a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

     If TMCC shall determine that any payment made outside the United States by TMCC or any of its Paying Agents of the full amount of the next scheduled payment of either principal or interest due in respect of any Note, Receipt or Coupon of this Series would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information or other reporting requirements of any kind, the effect of which requirements is the disclosure to TMCC, any of its Paying Agents or any governmental authority of the nationality, residence or identity (as distinguished from status as a United States Alien) of a beneficial owner of such Note, Receipt or Coupon who is a United States Alien (other than such requirements which (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirements referred to in this sentence, (ii) are applicable only to payment by a custodian, nominee or other agent of the beneficial owner to or on behalf of such beneficial owner, or (iii) would not be applicable to a payment made by any other paying agent of TMCC), TMCC shall redeem the Notes of this Series as a whole but not in part at a redemption price equal to the Early Redemption Amount together, if appropriate, with accrued interest to, but excluding, the date fixed for redemption, such redemption to take place on such date not later than one year after the publication of notice of such determination. If TMCC becomes aware of an event that might give rise to such certification, information or other reporting requirements, TMCC shall, as soon as practicable, solicit advice of independent counsel selected by TMCC to establish whether such certification, information or other reporting requirements will apply and, if such requirements will apply, TMCC shall give prompt notice of such determination (a "Tax Notice") in accordance with Condition 16 stating in such notice the effective date of such certification, information or other reporting requirements and, if applicable, the date by which the redemption shall take place. Notwithstanding the foregoing,


                                 Appendix A-23

TMCC shall not redeem Notes if TMCC shall subsequently determine not less than 30 days prior to the date fixed for redemption that subsequent payments would not be subject to any such requirements, in which case TMCC shall give prompt notice of such determination in accordance with Condition 16 and any earlier redemption notice shall thereby be revoked and of no further effect.

     Notwithstanding the foregoing, if and so long as the certification, information or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, TMCC may elect prior to publication of the Tax Notice to have the provisions described in this paragraph apply in lieu of the provisions described in the preceding paragraph, in which case the Tax Notice shall state the effective date of such certification, information or reporting requirements and that TMCC has elected to pay Additional Amounts rather than redeem the Notes. In such event, TMCC will pay as Additional Amounts such amounts as may be necessary so that every net payment made following the effective date of such certification, information or reporting requirements outside the United States by TMCC or any of its Paying Agents of principal or interest due in respect of a Note, Receipt or Coupon to a holder who certifies to the effect that the beneficial owner of such Note, Receipt or Coupon is a United States Alien (provided that such certification shall not have the effect of communicating to TMCC or any of its Paying Agents or any governmental authority the nationality, residence or identity of such beneficial owner) after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) is imposed as a result of certification, information or other reporting requirements referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or
(ii) is imposed as a result of the fact that TMCC or any of its Paying Agents has actual knowledge that the holder or beneficial owner of such Note, Receipt or Coupon is not a United States Alien but is within the category of persons, corporations or other entities described in clause (a)(i) of the third preceding paragraph, or (iii) is imposed as a result of presentation of such Note, Receipt or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Note, such Receipt or such Coupon to be then due and payable. In the event TMCC elects to pay such Additional Amounts, TMCC will have the right, at its sole option, at any time, to redeem the Notes of this Series, as a whole but not in part at a redemption price equal to their Early Redemption Amount, together, if appropriate, with accrued interest to the date fixed for redemption including any Additional Amounts required to be paid under this paragraph. If TMCC has made the determination described in the preceding paragraph with respect to certification, information or other reporting requirements applicable to interest only and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, TMCC will redeem the Notes of this Series in the manner and on the terms described in the preceding paragraph (except as provided below), unless TMCC elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, TMCC will be obligated to pay Additional Amounts with respect to interest, if any, accrued to the date of redemption. If TMCC has made the determination described in the preceding paragraph and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph that the level of withholding applicable to principal or interest has been


                                 Appendix A-24
increased, TMCC will redeem the Notes of this Series in the manner and on the terms described in the preceding paragraph (except as provided below), unless TMCC elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, TMCC will be obligated to pay Additional Amounts with respect to the original level of withholding on principal and interest, if any, accrued to the date of redemption.


10.  NEGATIVE PLEDGE

     The Notes will not be secured by any mortgage, pledge or other lien. TMCC shall not pledge or otherwise subject to any lien, any property or assets of TMCC unless the Notes are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such obligations shall be so secured; provided, however, that such covenant will not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 5 percent of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also will not apply to:

           (a) the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

           (b) the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

           (c) any deposit of assets of TMCC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by TMCC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against TMCC or in favor of any governmental bodies to secure progress, advance or other payments in the ordinary course of TMCC's business;

           (d) any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

           (e) any lien in favor of the United States of America or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provisions of any statute;

           (f) any lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;


                                 Appendix A-25

          (g) any lien to secure non-recourse obligations in connection with TMCC's engaging in leveraged or single- investor lease transactions; and

          (h) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in clauses (a) through (g) above; provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.


11.  CONSOLIDATION OR MERGER

     TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets as an entirety to, or merge with or into any other corporation provided that in any such case, (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or any state thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest (including Additional Amounts as provided in Condition 9) on all the Notes, Receipts and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Note to be performed by TMCC by an amendment to the Agency Agreement executed by such successor corporation, TMCC and the Agent, and (ii) immediately after giving effect to such transaction, no Event of Default under Condition 13, and no event which, with notice or lapse of time or both, would become such an Event of Default shall have happened and be continuing. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for TMCC, with the same effect as if it had been named herein as TMCC, and the predecessor corporation, except in the event of a conveyance by way of lease, shall be relieved of any further obligation under this Note and the Agency Agreement.


12.  MEETINGS, MODIFICATIONS AND WAIVERS

     The Agency Agreement contains provisions which, unless otherwise provided in the Pricing Supplement, are binding on TMCC, the Noteholders, the Receiptholders and the Couponholders, for convening meetings of holders of Notes, Receipts and Coupons to consider matters affecting their interests, including the modification or waiver of the Terms and Conditions applicable to the Notes.

     The Agency Agreement, the Notes and any Receipts and Coupons attached to the Notes may be amended by TMCC (and, in the case of the Agency Agreement, the Agent) (i) for the purpose of curing any ambiguity, or for curing, correcting or supplementing any defective provision


                                 Appendix A-26
contained therein, or to evidence the succession of another corporation to TMCC as provided in Condition 11, (ii) to make any further modifications of the terms of the Agency Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes) or (iii) in any manner which TMCC (and, in the case of the Agency Agreement, the Agent) may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, Receipts and Coupons, to all of which each holder of Notes, Receipts and Coupons shall, by acceptance thereof, consent. In addition, with the written consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate principal amount of such outstanding Notes affected thereby present or represented at a meeting of such holders at which a quorum is present, as provided in the Agency Agreement (provided that such resolution shall be approved by the holders of not less than 25 percent of the aggregate principal amount of Notes affected thereby then outstanding), TMCC and the Agent may from time to time and at any time enter into agreements modifying or amending the Agency Agreement or the terms and conditions of the Notes, Receipts and Coupons for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Agency Agreement or of modifying in any manner the rights of the holders of Notes, Receipts and Coupons; provided, however, that no such agreement shall, without the consent or the affirmative vote of the holder of each Note affected thereby, (i) change the stated maturity of the principal of or any installment of interest on any Note, (ii) reduce the principal amount of or interest on any Note, (iii) change the obligation of TMCC to pay Additional Amounts as provided in Condition 9, (iv) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend the Agency Agreement or the terms and conditions of the Notes or to waive any future compliance or past default, or (v) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Notes at the time outstanding affected thereby and at any adjourned meeting will be one or more persons holding or representing 25 percent in aggregate principal amount of such Notes at the time outstanding affected thereby. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to the Agency Agreement or to the terms and conditions of the Notes, Receipts and Coupons will be conclusive and binding on all holders of Notes, Receipts and Coupons, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes, Receipts and Coupons. It shall not be necessary for the consent of the holders of Notes under this Condition 12 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     Notes authenticated and delivered after the execution of any amendment to the Agency Agreement, Notes, Receipts or Coupons may bear a notation in form approved by the Agent as to any matter provided for in such amendment to the Agency Agreement.

                                 Appendix A-27

     New Notes so modified as to conform, in the opinion of the Agent and TMCC, to any modification contained in any such amendment may be prepared by TMCC, authenticated by the Agent and delivered in exchange for the Notes then outstanding.

     For the purposes of this Condition 12 and Condition 13 below, the term "outstanding" means, in relation to the Notes, all Notes issued under the Agency Agreement other than (i) those which have been redeemed in full in accordance with the Agency Agreement or these Terms and Conditions, (ii) those in respect of which the date for redemption in accordance with these Terms and Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under these Terms and Conditions after such date) have been duly paid to the Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of the Notes, (iii) those which have become void under Condition 15, (iv) those which have been purchased or otherwise acquired and cancelled as provided in Condition 5, and those which have been purchased or otherwise acquired and are being held by TMCC for subsequent resale or reissuance as provided in Condition 5 during the time so held, (v) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 14, (vi) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 14 and (vii) temporary global Notes to the extent that they shall have been duly exchanged in whole for permanent global Notes or definitive Notes and permanent global Notes to the extent that they shall have been duly exchanged in whole for definitive Notes, in each case pursuant to their respective provisions.


13.  DEFAULT AND ACCELERATION

     (a) In the event that (each an "Event of Default"):

          (i) default shall be made in the payment when due of any installment of interest or any Additional Amounts on any of the Notes continued for a period of 30 days after the date when due; or

          (ii) default shall be made for more than three days in the payment when due of the principal of any Note (whether at maturity or upon redemption or otherwise); or

          (iii) default in the deposit of any sinking fund payment with respect to any Note when and as due; or

          (iv) TMCC shall fail to perform or observe any other term, covenant or agreement contained in the Terms and Conditions applicable to any of the Notes or in the Agency Agreement for a period of 60 days after the date on which written notice of such failure, requiring TMCC to remedy the same, first shall have been given to the Agent and TMCC by the holders of at least 25 percent in aggregate principal amount of the Notes then outstanding; or

          (v) there is an acceleration of, or failure to pay when due and payable, any indebtedness for money borrowed of TMCC exceeding $10,000,000 and such acceleration is not rescinded or annulled, or such indebtedness is not discharged, within 10 days after


                                 Appendix A-28
     written notice thereof has first been given to TMCC and the Agent by the holders of not less than 10 percent in aggregate principal amount of Notes then outstanding; or

          (vi) the entry by a court having competent jurisdiction of (a) a decree or order granting relief in respect of TMCC in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) a decree or order adjudging TMCC to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of TMCC and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of TMCC or of any substantial part of the property of TMCC, or ordering up the winding up or liquidation of the offices of TMCC; or

          (vii) the commencement by TMCC of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent of TMCC to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by TMCC of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by TMCC to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of TMCC or any substantial part of the property of TMCC or the making by TMCC of an assignment for the benefit of creditors, or the taking of corporate action by TMCC in furtherance of any such action;

then the holder of any Note may, at its option, declare the principal of such Note and the interest, if any, accrued thereon to be due and payable immediately by written notice to TMCC and the Agent at its main office in London, and unless all such defaults shall have been cured by TMCC prior to receipt of such written notice, the principal of such Note and the interest, if any, accrued thereon shall become and be immediately due and payable.

     At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due with respect to any Note has been obtained by any Noteholder, such declaration and its consequences may be rescinded and annulled upon the written consent of holders of a majority in aggregate principal amount of the Notes then outstanding, or by resolution adopted by a majority in aggregate principal amount of the Notes present or represented at a meeting of holders of the Notes at which a quorum is present, as provided in the Agency Agreement, if:

          (1)  TMCC has paid or deposited with the Agent a sum sufficient to pay

               (A)  all overdue installments of interest on the Notes, and

               (B) the principal of Notes which has become due otherwise than by such declaration of acceleration; and

          (2) all Events of Default with respect to the Notes, other than the non-payment of the principal of such Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in paragraph (b) below.


                                 Appendix A-29

No such rescission shall affect any subsequent default or impair any right consequent thereon.

               (b) Any Events of Default by TMCC, other than the events described in paragraph (a)(i) or (a)(ii) above or in respect of a covenant or provision which cannot be modified and amended without the written consent of the holders of all outstanding Notes, may be waived by the written consent of holders of a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate principal amount of such Notes then outstanding present or represented at a meeting of holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement.


14.  REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

     Should any Note, Receipt, Coupon or Talon be mutilated, defaced or destroyed or be lost or stolen, it may be replaced at the specified office of the Agent in London (or such other place outside the United States as may be notified to the Noteholders), in accordance with all applicable laws and regulations, upon payment by the claimant of the expenses incurred by TMCC and the Agent in connection therewith and on such terms as to evidence, indemnity, security or otherwise as TMCC and the Agent may require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.


15.  PRESCRIPTION

     Unless provided otherwise in the applicable Pricing Supplement, the Notes, Receipts and Coupons will become void unless presented for payment within a period of five years from the Relevant Date (as defined below) relating thereto. Any moneys paid by TMCC to the Agent for the payment of principal or interest in respect of the Notes and remaining unclaimed for a period of five years shall forthwith be repaid to TMCC and holders shall thereafter look only to TMCC for payment thereof. All liability with respect thereto shall cease when the Notes, Receipts and Coupons become void.

     As used herein, the "Relevant Date" means:

     (A) the date on which such payment first becomes due; or

     (B) if the full amount of the moneys payable has not been received by the Agent on or prior to such due date, the date on which the full amount of such moneys having been so received, notice to that effect shall have been given to the Noteholders in accordance with Condition 16.


16.  NOTICES

     All notices regarding the Notes shall be published in one leading English language daily newspaper with circulation in the United Kingdom (which is expected to be the Financial Times) or, if this is not practicable, one other such English language newspaper as TMCC, in consultation with the Agent, shall decide. TMCC shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Notes are for the time being listed or any other relevant authority. Any notice published as aforesaid shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication. Receiptholders and Couponholders will


                                 Appendix A-30
be deemed for all purposes to have notice of the contents of any notice given to the holders of the Notes in accordance with this Condition.

     Until such time as any definitive Notes are issued, so long as the global Notes for this Series are held in their entirety on behalf of Euroclear and Clearstream, Luxembourg, there may be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the holders of the Notes of this Series; provided that, for so long as the Notes are listed on a stock exchange or are admitted to listing by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange (or that relevant authority). Any notice delivered to Euroclear and Clearstream, Luxembourg shall be deemed to have been given to the holders of the Notes of this Series on the seventh day after the day on which the said notice was given to Euroclear and Clearstream, Luxembourg, or on such other day as is specified in the applicable Pricing Supplement.

     Notices to be given by any holder of the Notes of this Series shall be in writing and given by lodging the same, together with the relevant Note or Notes, with the Agent. While any of the Notes of this Series are represented by a global Note, such notice may be given by any holder of a Note of this Series to the Agent via Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.


17.  REDENOMINATION AND EXCHANGE

     TMCC may (if so specified in the applicable Pricing Supplement) without the consent of the holder of any Note, Receipt, Coupon or Talon, redenominate into euro all, but not some only, of the Notes of any Series on or after the date on which the member state of the European Union in whose national currency such Notes are denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the applicable Pricing Supplement. TMCC may (if so specified in the applicable Pricing Supplement) without the consent of the holder of any Note, Receipt, Coupon or Talon, elect that the Notes shall be exchangeable for Notes expressed to be denominated in euro in accordance with such arrangements as TMCC may decide.


18.  GOVERNING LAW

     The Agency Agreement and the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.



                                 Appendix A-31

                              ANNEX B TO APPENDIX D
                           FORM OF PRICING SUPPLEMENT

    (TO BE COMPLETED BY THE HEAD MANAGER /DEALER AND EXECUTED BY THE COMPANY)

                            PRICING SUPPLEMENT DATED
                         TOYOTA MOTOR CREDIT CORPORATION


    ISSUE OF [AGGREGATE NOMINAL AMOUNT OF TRANCHE] [TITLE OF NOTES] UNDER THE
               U.S. $20,000,000,000 EURO MEDIUM-TERM NOTE PROGRAM

     This document constitutes the Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions set forth in the Offering Circular dated September 30, 2003. This Pricing Supplement contains the final terms of the Notes and must be read in conjunction with such Offering Circular, including all documents incorporated by reference therein.

     The following alternative language applies if the first tranche of an issue which is being increased was issued under an Offering Circular with an earlier date.

     Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the "Conditions") set forth in the Offering Circular dated [original date]. This Pricing supplement contains the final terms of the Notes and must be read in conjunction with the Offering Circular dated [current date] [and the supplemental Offering Circular dated __________________ ], save in respect of the terms and conditions which are extracted from the Offering Circular dated [original date] and are attached hereto.]

     [Include whichever of the following apply or specify as "Not Applicable" (N/A). Note that the numbering should remain as set out below, even if "Not Applicable" is indicated from individual paragraphs or sub-paragraphs. Italics denote directions for completing the Pricing Supplement.]


      1.  [(i)]    Series Number:                            [        ]

          [(ii)    Tranche Number:] (If fungible with an     [Delete if not applicable]
          existing Series, details of that Series,
          including the date on which the Notes become
          fungible)

      2.  Specified Currency (or Currencies in the case of   [        ]
          Dual Currency Notes):

      3.  Aggregate Nominal Amount

          [i]      Series:                                   [        ]
          [ii      Tranche:]                                 [Delete if not applicable]

      4.  [i]      Issue Price:                              [  ] per cent of the Aggregate Nominal
                                                             Amount [plus accrued interest from [insert date]
                                                             (in the case of fungible issues only, if
                                                             applicable)

          [(ii)    Net proceeds:                             [  ] (Required only for listed issues)

      5.  Specified Denominations:                           [        ](1)

----------
(1) Notes (including Notes denominated in Sterling) in respect of which the issue proceeds are to be accepted by the issuer in the United Kingdom or whose issue otherwise constitutes a contravention of S 19 of FSMA and which have a maturity of less than one year must have a minimum redemption value of (pound)100,000 (or its equivalent in other currencies).



                                  Appendix D-1

       6.   [(i)]    Issue Date:                               [        ]
            [(ii)    Interest Commencement Date (if            [        ]
            different from the Issue Date):]

       7.   Maturity Date:                                     [        ]

       8.   Interest Basis:                                    [  % Fixed Rate]
                                                               [specify reference rate] 3 /3 % Floating Rate]
                                                               [Zero Coupon]
                                                               [Index Linked Interest]
                                                               [Other (specify)]
                                                               (further particulars specified below)

       9.   Redemption/Payment Basis:                          [Redemption at par]
                                                               [Index Linked Redemption]
                                                               [Dual Currency]
                                                               [Partly Paid]
                                                               [Installment]
                                                               [Other (specify)]
       10.  Change of Interest Basis or Redemption/Payment     [Specify details of any provision for
            Basis:                                             convertibility of Notes into another Interest
                                                               Basis or Redemption/Payment Basis]

       11.  Listing:                                           [London/specify other/None]

       12.  Method of distribution:                            [Syndicated/Non-syndicated]


PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

       13.  Fixed Rate Note Provisions (and, to the extent     [Applicable/Not Applicable]
            applicable, Dual Currency Notes, Index Linked      (If not applicable, delete the remaining
            Redemption Notes, Partly Paid Notes and            sub-paragraphs of this paragraph)
            Installment Notes):
                     (i)      Fixed Rate[(s)] of Interest:     [        ] per cent. per annum [payable
                                                               [annually/
                                                               semi-annually/quarterly/monthly] in arrear]

                     (ii)     Interest Payment Date(s):        [        ] in each year

                     (iii)    Fixed Coupon Amount[(s)]:        [        ] per    [        ] in Nominal Amount

                     (iv)     Broken Amount(s):                [Insert particulars of any initial or final
                                                               broken interest amounts which do not correspond
                                                               with the Fixed Coupon Amount[(s)]]

                     (v)      Fixed Day Count Fraction:        [30/360 or Actual/Actual (ISMA) or
                                                               Actual/Actual (ISDA) or specify other]

                     (vi)     Business Day Convention:         [Following Business Day Convention/Modified
                                                               Following Business Day Convention/specify other]

                     (vii)    Applicable Business Centers      [London/specify others]
                              for purposes of "Business Day"
                              Definition:

                     (viii)   Determination Dates:             [        ] in each year (insert regular
                                                               interest payment dates, ignoring issue date or
                                                               maturity date in the case of a long or short
                                                               first or last coupon. N.B. only relevant where
                                                               Day Count Fraction is Actual/Actual (ISMA))

                     (ix)     Other terms relating to the      [Not Applicable/give details]
                              method of calculating interest
                              for Fixed Rate Notes:

       14.  Floating Rate Note Provisions (and, to the         [Applicable/Not Applicable]
            extent applicable, Dual Currency Notes, Index      (If not applicable, delete the remaining
            Linked Notes, Partly Paid Notes and Installment    sub-paragraphs of this paragraph)
            Notes):

                 (i)   Specified Period(s)/Specified           [        ]
                       Interest Payment Dates:


                                                   Appendix D-2


                (ii)   Business Day Convention:                [Floating Rate Convention/Following Business
                                                               Day Convention/Modified Following Business Day
                                                               Convention/Preceding Business Day
                                                               Convention/Other (give details)]

                (iii)  Applicable Business Centers for         [London/specify others]
                       purposes of "Business Day" Definition:

                (iv)   Manner in which the Rate(s) of          [Screen Rate Determination/ISDA
                       Interest and Interest Amount is/are     Determination/Other (give details)]
                       to be determined:

                (v)    Calculation Agent responsible for       [        ]
                       calculating the Rate(s) of Interest
                       and Interest Amount(s) (if not the
                       Agent):

                (vi)   Screen Rate Determination

                       --Reference Rate:                       [        ]
                                                               (Either LIBOR, EURIBOR or other, although
                                                               additional information may be required if other
                                                               --including any amendment to fallback provisions
                                                               in the Conditions)

                       --Relevant Screen Page:                 [        ]
                                                               (In the case of EURIBOR, if not Telerate 248
                                                               ensure it is a page which shows a composite
                                                               rate)

                       --Applicable "Interest Determination    [Same as Condition 4(b)(iv)(F)/specify other]
                       Date" definition (if different from
                       that in Condition 4(b)(iv)(F)):

                (vii)  ISDA Determination

                       --Floating Rate Option:                 [        ]

                       --Designated Maturity:                  [        ]

                       --Reset Date:                           [        ]

                (viii) Margin(s):                              [+/-][   ] per cent. per annum

                (ix)   Minimum Rate of Interest:               [        ] per cent. per annum

                (x)    Maximum Rate of Interest:               [        ] per cent. per annum

                (xi)   Day Count Fraction:                     [Actual/365, Actual/Actual, Actual/365(Fixed),
                                                               Actual/360, 30/360, 360/360, Bond Basis,
                                                               30E/360 or Eurobond Basis/Other (give details)]

                (xii)  Fall back provisions, rounding [ ]      [        ]
                       provisions, denominator and any
                       other terms relating to the method
                       of calculating interest on Floating
                       Rate Notes, if different from those
                       set out in the Conditions:

       15.  Zero Coupon Note Provisions:                       [Applicable/Not Applicable]
                                                               (If not applicable, delete the remaining
                                                               sub-paragraphs of this paragraph)

                (i)    Accrual Yield:                          [        ] per cent. per annum

                (ii)   Reference Price:                        [        ]

                (iii)  Any other formula/basis of              [        ]
                       determining amount payable:

                (iv)   Business Day Convention:                [Following Business Day Convention/Modified
                                                               Following Business Day Convention/specify other]

                (v)    Applicable Business Centers for         [London/specify others]
                       purposes of "Business Day" Definition:

                (vi)   Calculation Agent responsible for       [       ]
                       calculating the amount due (if not
                       the Agent):


                                                   Appendix D-3

       16.  Index Linked Interest Note Provisions:             [Applicable/Not Applicable]
                                                               (If not applicable, delete the remaining
                                                               sub-paragraphs of this paragraph)

                (i)    Index/Formula:                          [Give or annex details]

                (ii)   Calculation Agent responsible for       [         ]
                       calculating the principal and/or
                       interest due (if not the Agent):

                (iii)  Provisions for determining Coupon       [         ]
                       where calculation by reference to
                       Index and/or Formula is impossible or
                       impracticable:

                (iv)   Specified Period(s)/Specified           [         ]
                       Interest Payment Dates:

                (v)    Business Day Convention:                [Floating Rate Convention/Following Business
                                                               Day Convention/Modified Following Business Day
                                                               Convention/Preceding Business Day
                                                               Convention/Other (give details)]

                (vi)   Applicable Business Centers for         [London/specify other]
                       purposes of "Business Day" definition:

                (vii)  Minimum Rate of Interest:               [         ] per cent. per annum

                (viii) Maximum Rate of Interest:               [         ] per cent. per annum

                (ix)   Day Count Fraction:                     [         ]

       17.  Index Linked Redemption Note Provisions:           [Applicable/Not Applicable]
                                                               (If not applicable, delete the remaining
                                                               sub-paragraphs of this paragraph)

                 (i)   Index/Formula:                          [Give or annex details]

                 (ii)  Calculation Agent responsible for       [         ]
                       calculating the principal and/or
                       interest due (if not the Agent):

                 (iii) Provisions for determining payments     [         ]
                       where calculation by reference to
                       Index and/or Formula is impossible or
                       impractical:

       18.  Dual Currency Note Provisions:                     [Applicable/Not Applicable]
                                                               (If not applicable, delete the remaining
                                                               sub-paragraphs of this paragraph)

                 (i)   Rate of Exchange/method of              [Give details]
                       calculating Rate of Exchange:

                 (ii)  Calculation Agent, if any,              [         ]
                       responsible for calculating the
                       principal and/or interest due (if not
                       the Agent):

                 (iii) Provisions applicable where             [         ]
                       calculation by reference to Rate(s)
                       of Exchange is impossible or
                       impractical:

                 (iv)  Person at whose option Specified        [         ]
                       Currency(ies) is/are payable:


PROVISIONS RELATING TO REDEMPTION


                                                  Appendix D-4


       19.  TMCC's Optional Redemption:                        [Applicable/Not Applicable]
                                                               (If not applicable, delete the remaining
                                                               sub-paragraphs of this paragraph)

                 (i)   Optional Redemption Date(s):            [         ]

                 (ii)  Optional Redemption Amount(s) of each   [         ]
                       Note and method, if any, of
                       calculation of such amount(s):

                 (iii) If redeemable in part:

                       (a) Minimum Redemption Amount:          [         ]

                       (b) Maximum Redemption Amount:          [         ]

                 (iv)  The applicable period for notice to     [Same as Condition 5(d)/specify other]
                       Noteholders (if different from that
                       set out in Condition 5(d)):

                 (v)   The applicable period for notice to     [Same as Condition 5(d)/specify other]
                       the Agent (if different from that
                       set out in Condition 5(d)):

       20.  Redemption at the option of the Noteholders:       [Applicable/Not Applicable]
                                                               (If not applicable, delete the remaining
                                                               sub-paragraphs of this paragraph)

                 (i)   Optional Redemption Date(s):            [         ]

                 (ii)  Optional Redemption Amount(s) of each   [       ] per Note of [      ] specified
                       Note and method, if any, of             denomination
                       calculation of such amount(s):

                 (iii) Notice Period                           [         ]

                 (iv)  Other details:                          [         ]

       21.  Final Redemption Amount of each Note:              [       ] per Note of [      ] specified
                                                               denomination/other/see Appendix]

       22.  Early Redemption Amount(s) of each Note payable    [         ]
            on redemption for taxation reasons or on event
            of default and/or the method of calculating the
            same (if required or if different from that set
            out in Condition 5(f)):


GENERAL PROVISIONS APPLICABLE TO THE NOTES

       23   Form of Notes:                                     [Temporary global Note exchangeable for a
                                                               permanent global Note which is exchangeable for
                                                               definitive Notes [only if (as described more
                                                               fully in the Conditions) (a) there should be an
                                                               Event of Default; (b) Euroclear, Clearstream,
                                                               Luxem-bourg and any other relevant clearance
                                                               system are all no longer willing or able to
                                                               properly discharge their responsibilities and
                                                               the Agent and TMCC are unable to locate a
                                                               qualified successor; (c) upon the election of
                                                               TMCC; or (d) upon 90 days written notice of any
                                                               Noteholder, all as set forth more fully in the
                                                               Conditions/ Other (give details)]
                                                               [Temporary Global Note exchangeable for
                                                               definitive notes on and after the Exchange
                                                               Date.]


                                                  Appendix D-5


       24.  Financial Center(s) or other special provisions    [Not Applicable/give details. Note that this
            relating to Payment Dates:                         item relates to the date and place of payment,
                                                               and not interest period end dates, to which
                                                               items [13(ii), 14(ii) and 16(v) relates] ]

       25.  Talons for future Coupons or Receipts to be        [Yes/No]
            attached to definitive Notes (and dates on which   (If yes, give details)
            such Talons mature):

       26.  Details relating to Partly Paid Notes:             [Not Applicable/give details]
            including, without limitation, amount of each
            payment comprising the Issue Price and date on
            which each payment is to be made and
            consequences (if any) of failure to pay,
            including any right of TMCC to forfeit the Notes
            and interest due on late payment:

       27.  Details relating to Installment Notes: amount of   [Not Applicable/give details]
            each installment, date on which each payment is
            to be made

       28.  Whether the Notes will be subject to               [Yes/No]
            redenomination or exchange into euro:              (If yes, specify particular provision(s)
                                                               applicable in full)

       29.  Whether Notes are convertible at option of TMCC/   [        ]
            Holder into Notes of another Interest/Payment
            Basis, Date of Conversion or Option Exercise/
            Interest Payment Basis/other relevant terms:

       30.  Further Issues and Consolidation:                  [TMCC may from time to time, without the
                                                               consent of the holders of Notes, Receipts or
                                                               Coupons of this Series, create and issue
                                                               further Notes of this Series having the same
                                                               terms and conditions as the Notes (or the same
                                                               terms and conditions save for the first payment
                                                               of interest thereon and the Issue Date thereof)
                                                               so that the same shall be consolidated and form
                                                               a single Series with the outstanding Notes and
                                                               references in the Conditions to "Notes" shall
                                                               be construed accordingly.]

       31.  Cost, if any, to be borne by Noteholders in        [         ]
            connection with exchanges for security printed
            definitive Notes:

       32.  Other terms or special conditions:                 [Not Applicable/give details]


DISTRIBUTION

       33.       (i)   If syndicated, names of Managers:       [Not Applicable/give names]

                 (ii)  Stabilizing Manager (if any):           [Not Applicable/give name]

       34.  If non-syndicated, name of Dealer:                 [         ]

       35.  Additional selling restrictions:                   Selling restrictions, including those
                                                               applicable to the United States and United
                                                               Kingdom are set out in the Offering Circular
                                                               and Appendix B to the Fourth Amended and
                                                               Restated Program Agreement dated October 1,
                                                               2002, as amended by Amendment No. 1 dated
                                                               September 30, 2003 [and the Syndicate Purchase
                                                               Agreement dated [     ], among the Dealers and
                                                               the Company].

OPERATIONAL INFORMATION

       36.   ISIN Code:                                        [ ]


                                                  Appendix D-6

       37.  Common Code:                                       [ ]

       38.  Any clearing system(s) other than Euroclear Bank   [Not Applicable/give name(s) and number(s)]
            S.A./ N.V. and Clearstream Banking societe
            anonyme and the relevant identification
            numbers(s):

       39.  Delivery:                                          Delivery [against/free of] payment

       40.  Additional Paying Agent(s) (if any):               [         ]




Acceptance on behalf of TMCC of the terms of the Pricing Supplement as of the date above first written:


TOYOTA MOTOR CREDIT CORPORATION




By



cc: JPMorgan Chase Bank

[The following information is to be included only in the version of the Pricing Supplement which is submitted to the UK Listing Authority and the London Stock Exchange in the case of Notes to be listed on the Official List and admitted for trading by the London Stock Exchange:

Application is hereby made to list this issue of Notes pursuant to the listing of the U.S. $20,000,000,000 Euro Medium-Term Note Program of Toyota Motor Credit Corporation (as from [insert date]).

JPMORGAN CHASE BANK
(As Agent)



By:                                                      ]
   ------------------------------------------------------

















                                                  Appendix D-7

                                     ANNEX D
                                     -------

                            TRADING DESK INFORMATION


                                   THE COMPANY
                                   -----------

                         TOYOTA MOTOR CREDIT CORPORATION
                           19001 South Western Avenue
                           Torrance, California 90509
              Telephone No: (310) 468-4001; Fax No: (310) 468-6194
                       Attention: Vice President, Treasury


                                   THE DEALERS
                                   -----------

MERRILL LYNCH INTERNATIONAL          BNP PARIBAS                         CREDIT SUISSE FIRST BOSTON
Merrill Lynch Financial Centre       10 Harewood Avenue                  (EUROPE) LIMITED
2 King Edward Street                 London NW1 6AA                      One Cabot Square
London EC1A 1HQ                      Telephone: 0207 595 2000            Canary Wharf
Telephone: 0207 995 3995             Telefax: 0207 595 2555              London E14 4QJ
Telefax: 0207 995 4327               Attn: Euro Medium Term Note Desk    Telephone: 0207 888 4021
Attn: EMTN Trading and                                                   Telefax: 0207 888 3719
Distribution Desk                                                        Attn: MTN Trading Desk

DRESDNER BANK AKTIENGESELLSCHAFT     J.P. MORGAN SECURITIES LTD.         MORGAN STANLEY & CO. INTERNATIONAL
Jurgen-Ponto-Platz 1                 125 London Wall                     LIMITED
60301 Frankfurt am Main              London EC2Y 5AJ                     25 Cabot Square
Federal Republic of Germany          Telephone: 0207 779 3469            Canary Wharf
Telephone: 0207 475 4375             Telefax: 0207 777 9153              London E14 4QA
Telefax: 0207 475 6051               Attn: Euro Medium Term Note Desk    Telephone: 0207 677 7799
Attn: MTN-Desk                                                           Telefax: 0207 677 7999
                                                                         Attn: Debt Capital Markets--Head of
                                                                         Transaction Management Group

NOMURA INTERNATIONAL PLC             UBS LIMITED
Nomura House                         100 Liverpool Street
1 St. Martin's-le-Grand              London EC2M 2RH
London EC1A 4NP                      Telephone: 0207 567 2479
Telephone: 0207 236 8056             Telefax:  0207 568 3349
Telefax: 0207 521 2616               Attn:  MTNs and Private Placements
Attn: MTN Trading





                                  Appendix D-8

                                   APPENDIX E
                                   ----------

                                FORM OF THE NOTES
                                -----------------

         Each Tranche of Notes will initially be represented by one or more temporary global Notes, without receipts, interest coupons or talons, which will be delivered to a common depositary for Euroclear and Clearstream, Luxembourg.

         While any Note is represented by a temporary global Note, payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will be made against presentation of the temporary global Note only to the extent that certification of non-U.S. beneficial ownership (in the form set out in the temporary global Note) has been received from Euroclear or Clearstream, Luxembourg. Interests in the temporary global Note will be exchangeable for interests in a permanent global Note and/or for security printed definitive Notes (as specified under "Terms and Conditions of the Notes" and in the applicable Pricing Supplement) not earlier than the date (the "Exchange Date") which is 40 days after completion of the distribution of the relevant Tranche, provided that certification of non-U.S. beneficial ownership has been received. No interest or principal payments will be made on a temporary global Note after the Exchange Date.

         Payments of principal or interest (if any) in respect of a permanent global Note will be made through Euroclear and Clearstream, Luxembourg, against presentation or surrender, as the case may be, of the permanent global Note without any requirement for further certification. A permanent global Note will be exchangeable in whole, but not in part, for security printed definitive Notes with, where applicable, receipts, interest coupons and talons attached not earlier than the Exchange Date (i) at the option of TMCC; (ii) at the option of Noteholders, unless specified otherwise in the applicable Pricing Supplement and
(iii) under certain other limited circumstances set forth under "Terms and Conditions of the Notes". If a portion of the Notes continue to be represented by the temporary global Note after the issuance of definitive Notes, the temporary global Note shall thereafter be exchangeable only for definitive Notes, subject to certification of non-U.S. beneficial ownership. Unless specified in the applicable Pricing Supplement, investors shall have the right to require the delivery of definitive Notes; provided, however, that such delivery may be conditioned on written notice, as specified in the applicable Pricing Supplement, from Euroclear or Clearstream, Luxembourg (as the case may be) acting on instructions of the holders of interest in the temporary or permanent global Note and/or on the payment of costs in connection with the printing and distribution of the definitive Notes. No definitive Note delivered in exchange for a permanent or temporary global Note shall be mailed or otherwise delivered to any locations in the United States of America in connection with such exchange. Temporary and permanent global Notes and definitive Notes will be issued by JPMorgan Chase Bank, London Office, as issuing and (unless specified otherwise in the applicable Pricing Supplement) principal paying agent and, unless specified otherwise in the applicable Pricing Supplement, as calculation agent (the "Agent", which expression includes any successor agents or any other Calculation Agent specified in the applicable Pricing Supplement) pursuant to a Fourth Amended and Restated Agency Agreement dated as of October 1, 2002, as amended by an Amendment No. 1 dated September 30, 2003 (collectively, the "Agency Agreement"), and made between TMCC, the Agent and the other


                                  Appendix E-1
paying agents named therein (together with the Agent, the "Paying Agents", which expression includes any additional or successor paying agents).

         If specified in the applicable Pricing Supplement, other clearance systems capable of complying with the certification requirements set forth in the temporary global Note may be used in addition to or in lieu of Euroclear and Clearstream, Luxembourg, and any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include such other additional or alternative clearing system.

         Temporary and permanent global Notes and definitive Notes will be issued in bearer form only. The following legend will appear on all global Notes, definitive Notes, receipts and interest coupons for Notes with a maturity of more than 183 days:

         "Any United States person (as defined in the Internal Revenue Code of the United States) who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code."

         The sections referred to in such legend provide that United States Noteholders, with certain exceptions, will not be entitled to deduct any loss on Notes, receipts or interest coupons and will not be entitled to capital gains treatment of any gain on any sale, disposition or payment of principal in respect of Notes, receipts or interest coupons.

         The following legend will appear on all global Notes, definitive Notes, receipts and interest coupons for Notes with maturities at issuance of 183 days or less: "By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder)."

         This legend is required by the United States information reporting and backup withholding rules.


                                  Appendix E-2